Exhibit

10.72	December 7, 2012, line of credit document with the Business Credit division of Wells Fargo Capital Finance, Seventh Amendment to the Credit and Security Agreement.

SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment"), dated December 7, 2012, is entered into by and between CUI, Inc. ("Company"), and Wells Fargo Bank, National Association ("Wells Fargo").

RECITALS

Company and Wells Fargo are parties to a Credit and Security Agreement dated as of July 28, 2010 (as it has been or may be amended from time to time, the "Agreement"). Capitalized terms used in this Amendment have the meanings given to them in the Agreement, as amended, unless otherwise specified.

Company has requested that certain amendments be made to the Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Minimum Book Net Worth (Company only). Section 5.2(a) of the Agreement is hereby amended in its entirety to read as follows:

> (a) Minimum Book Net Worth (Company only). Company shall maintain, during each period described below, its Book Net Worth, determined as of the end of each month, in an amount not less than the amount set forth below for each such period:

Month Ending	Minimum Book Net Worth
January 31, 2013	$6,000,000
February 28, 2013	$6,000,000
March31, 2013	$6,200,000
April 30, 2013	$6,200,000
May 31, 2013	$6,200,000
June 30, 2013	$6,100,000
July 31, 2013	$6,100,000
August 31, 2013	$6,100,000
September 30, 2013	$6,500,000
October 31, 2013	$6,500,000
November 30, 2013	$6,500,000
December 31, 2013	$6,500,000
January 31, 2014	$6,200,000
February 28, 2014	$6,200,000
March 31, 2014	$6,200,000

2. Minimum Net Income (Company only). Section 5.2(b) of the Agreement is hereby amended in its entirety to read as follows:

> (b) Minimum Net Income (Company only). Company shall achieve for each period described below, Net Income of not less than the amount set forth for each such period (numbers appearing between "< >" are negative):

Period	Minimum Net Income
1 month period ending 1/31/2013	($400,000)
2 month period ending 2/28/2013	($400,000)
3 month period ending 3/31/2013	($400,000)
4 month period ending 4/30/2013	($400,000)
5 month period ending 5/31/2013	($400,000)
6 month period ending 6/30/2013	($400,000)
7 month period ending 7/31/2013	($400,000)
8 month period ending 8/31/2013	($400,000)
9 month period ending 9/30/2013	$0
10 month period ending 10/31/2013	$0
11 month period ending 11/30/2013	$0
12 month period ending 12/31/2013	$500,000

3. Maximum Distributions/Upstreaming (Company to CUI Global, Inc.). Section 5.2(e) of the Agreement is amended in its entirety to read as follows:

> (e) Maximum Distributions/Upstreaming (Company to CUI Global, Inc.). Company shall not in the year 2013, advance, invest in, pay dividends to, loan or otherwise distribute or transfer funds to CUI Global, Inc. in excess of $100,000.

4. Capital Expenditures. Section 5.2(f) of the Agreement is hereby amended in its entirety to read as follows:

> (c) Capital Expenditures. Company shall not incur or contract to incur Capital Expenditures of more than $1,000,000 in the aggregate during the fiscal year ending December 31, 2012. In addition, Company shall not incur Capital Expenditures of more than $1,000,000 in the aggregate during the fiscal year ending December 31, 2013.

5. Fees and Expenses. Company shall pay all fees and expenses, including attorney fees, incurred by Wells Fargo in connection with this Amendment. Company hereby agrees that Wells Fargo may make an Advance to Company under the Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

6. Conditions Precedent. This Amendment shall be effective when signed by Wells Fargo and Company and acknowledged by the Guarantor, and Wells Fargo has received a fully executed original or facsimile hereof.

7. Representations and Warranties. Company hereby represents and warrants to Wells Fargo as follows:

(a) Company has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms.

(b) All of Company's representations and warranties contained in the Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8. References. All references in the Agreement to "this Agreement" shall be deemed to refer to the Agreement as amended hereby, and any and all references in the Security Documents to the Agreement shall be deemed to refer to the Agreement as amended.

9. Release. Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo and any affiliated corporations, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all known claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured.

10. Counterparts; PDF and Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. This Amendment may be delivered by facsimile or PDF, and when so delivered will have the same force and effect as delivery of an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION	CUI, INC.
By: [signature]	By: [signature]
Rodney S. Davis, Vice President	Print Name: David M. Ford
	Title: CFO

030228/000117/1130398v1

GUARANTOR'S ACKNOWLEDGMENT AND AGREEMENT

The undersigned guarantor of the indebtedness of CUI, Inc.("Company") to Wells Fargo Bank, National Association ("Wells Fargo"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligation to Wells Fargo pursuant to the terms of its Guaranty; and (iv) acknowledges that Wells Fargo may amend, restate, extend, renew or otherwise modify the Agreement and any indebtedness or agreement of Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of Company's present and future indebtedness to Wells Fargo.

CUI Global, Inc.

By: [signature]
Print Name: Daniel N. Ford
Title: CFO